Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Document on Form 1-A of Olympic Group Incorporated of our report dated May 6, 2026, relating to our audit of the financial statements of Olympic Group Incorporated for the period from inception (December 04, 2025) to December 31, 2025. We also consent to the reference to us under the caption “Experts” in the Form 1-A.

Tampa, Florida

May 8, 2026

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707